Exhibit 1.2

PRICING AGREEMENT

September 26, 2024

Morgan Stanley & Co. LLC

BofA Securities, Inc.

Wells Fargo Securities, LLC

As Representatives of the several Underwriters named in Schedule I hereto

c/o Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, New York 10036

United States of America

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

United States of America

c/o Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Ladies and Gentlemen:

MetLife, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein (this “Agreement”) and in the Underwriting Agreement, dated September 26, 2024 (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the principal amounts of its Securities specified in Schedule I hereto.

Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Agreement, the Applicable Time, and the Closing Date. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. A reference to the Indenture shall be deemed to refer to the Indenture, dated as of November 9, 2001, between the Company and The Bank of New York Mellon Trust Company, N.A. (the “Trustee,” as successor to J.P. Morgan Trust Company, National Association (as successor to Bank One Trust Company, N.A.)), as supplemented by the Forty-Sixth Supplemental Indenture, dated as of June 5, 2024, and the Forty-Seventh Supplemental Indenture, to be dated as of September 30, 2024, in each case, between the Company and the Trustee. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Underwriters of the Securities pursuant to the Underwriting Agreement are designated as the “Joint Book-Running Managers” at the end of Schedule II hereto.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, at the time and at the purchase price to the Underwriters set forth in Schedule III hereto, the Company agrees to issue, sell and deliver to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and at the purchase price to the Underwriters set forth in Schedule III hereto, the principal amounts of Securities set forth opposite the name of such Underwriter in Schedule I hereto. The date of the issuance, sale and delivery of the Securities is the “Settlement Date” set forth on Schedule II hereto and such date shall be considered a Closing Date under the Underwriting Agreement.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

[Signature pages follow]

2

Very truly yours,

METLIFE, INC.

By:	/s/ John Hall
Name:	John Hall
Title:	Executive Vice President and
Treasurer

[Signature Page to Pricing Agreement]

Accepted as of the date hereof on behalf of each of the Underwriters:

MORGAN STANLEY & CO. LLC

By:	/s/ Erica Mui
Name:	Erica Mui
Title:	Managing Director

[Signature Page to Pricing Agreement]

BOFA SECURITIES, INC.

By:	/s/ Randolph B. Randolph
Name:	Randolph Randolph
Title:	Managing Director

[Signature Page to Pricing Agreement]

WELLS FARGO SECURITIES, LLC

By:	/s/ Lucas Werner
Name:	Lucas Werner
Title:	Vice President

[Signature Page to Pricing Agreement]

SCHEDULE I

TO PRICING AGREEMENT

Underwriters	Principal Amount of $250,000,000 5.300% Senior Notes due 2034 to be Purchased
Morgan Stanley & Co. LLC	$175,000,000
BofA Securities, Inc.	$37,500,000
Wells Fargo Securities, LLC	$37,500,000

Total	$250,000,000

Schedule I - 1

SCHEDULE II

TO PRICING AGREEMENT

Filed pursuant to Rule 433

September 26, 2024

Relating to

Preliminary Prospectus Supplement dated September 26, 2024 to

Prospectus dated November 17, 2022

Registration Statement No. 333-268442

MetLife, Inc.

$250,000,000 5.300% Senior Notes due 2034 (the “Notes”)

Final Term Sheet

September 26, 2024

The information in this final term sheet relates to the offering of the securities specified herein and should be read together with the preliminary prospectus supplement dated September 26, 2024 (the “Preliminary Prospectus Supplement”), including the documents incorporated by reference therein, and the accompanying prospectus dated November 17, 2022, filed pursuant to Rule 424(b) under the Securities Act of 1933 (Registration Statement File No. 333-268442). This final term sheet is qualified in its entirety by reference to the Preliminary Prospectus Supplement. Capitalized terms used but not defined herein shall have the respective meanings as set forth in the Preliminary Prospectus Supplement.

Issuer:	MetLife, Inc. (“Issuer”)

Securities:	5.300% Senior Notes due 2034

Aggregate Principal Amount:	$250,000,000. The Notes offered hereby will be identical to the terms of, and will be part of the same series as, the $500,000,000 aggregate principal amount of the 5.300% Senior Notes due 2034 issued by the Issuer on June 5, 2024. Upon settlement, the outstanding aggregate principal amount of the 5.300% Senior Notes due 2034, including the Notes offered hereby, will be $750,000,000.

Price to the Public:	104.611% of principal amount, plus accrued interest of $4,232,639 from, and including, June 5, 2024 to, but excluding, the Settlement Date

Gross Underwriting Discount:	0.450%

Net Proceeds to Issuer**:	$260,402,500, plus accrued interest of $4,232,639 from, and including, June 5, 2024 to, but excluding, the Settlement Date

Schedule II - 1

Maturity Date:	December 15, 2034

Trade Date:	September 26, 2024

Settlement Date***:	September 30, 2024 (T+2)

Interest Payment Dates:	Semi-annually on June 15 and December 15 of each year, beginning on December 15, 2024

Coupon:	5.300%

Benchmark Treasury:	3.875% due August 15, 2034

Spread to Benchmark Treasury:	UST + 92 bps

Benchmark Treasury Price / Yield:	100-21 / 3.794%

Re-Offer Yield:	4.714%

Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

Ranking:	Senior Unsecured

Par Call Date:	September 15, 2034

Make-Whole Call:	UST + 15 bps

CUSIP:	59156RCN6

ISIN:	US59156RCN61

Joint Book-Running Managers:	Morgan Stanley & Co. LLC BofA Securities, Inc. Wells Fargo Securities, LLC

**	Net Proceeds are net of gross underwriting discount and prior to expenses.
***

It is expected that delivery of the Notes will be made on or about September 30, 2024, which will be the second business day (T+2) following the date hereof. Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day (T+1), unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes more than one business day prior to the scheduled settlement date will be required, by virtue of the fact that the Notes will initially settle in T+2, to specify an alternative settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes more than one business day prior to the scheduled settlement date should consult their own advisors.

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling Morgan Stanley & Co. LLC at 1-866-718-1649, BofA Securities, Inc. at 1-800-294-1322 or Wells Fargo Securities, LLC at 1-800-645-3751.

Schedule II - 2

SCHEDULE III

TO PRICING AGREEMENT

Underwriters’ Purchase Price of the $250,000,000 5.300% Senior Notes due 2034: 104.161% of the principal amount thereof

Closing Date: September 30, 2024

Addresses for Notices, etc. to the Representatives:

c/o Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, New York 10036

United States of America

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

United States of America

c/o Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Schedule III - 1